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EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 15, 2002 included in this Form 10-K into CH2M HILL Companies, Ltd.'s previously filed Registration Statement on Form S-8 (File No. 333-60700).

Arthur Andersen LLP
Denver, Colorado March 27, 2002

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS